UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

MOUNT KNOWLEDGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of incorporation	(Commission File Number)	IRS Employer Identification No.)
or
organization)

39555 Orchard Hill Place, Suite 600
PMB 6096, Novi, Michigan	48375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-682-3038

Not Applicable
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On June 22, 2011, Mount Knowledge Holdings, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that on May 27, 2011 the Company entered into a letter of intent with C2 Technologies, Inc. (“C2”) for the purchase by the Company of all of the outstanding capital stock of C2 for $15 million to be paid at the time of closing. The letter of intent also provides for an additional payment by the Company to the C2 shareholders equal to five times C2’s 2011 earnings before interest taxes, depreciation and amortization (“EBITDA”) less $15 million, not to exceed $8.5 million. The letter of intent provides for an earn-out payment payable to the C2 shareholders in an amount equal to 35% of C2’s EBIDTA for fiscal 2012, 2013 and 2014.

The completion of the acquisition will be dependent upon the satisfactory completion of due diligence, the execution of definitive transaction agreements, receipt of all necessary government approvals and material third-party consents and other conditions, including, the ability of the Company to obtain financing. A definitive purchase agreement is anticipated to be completed on or before August 1, 2011. However, to date no definitive agreement has been entered into by the parties and it is possible that the parties will not finalize such an agreement by such date, if at all.

A copy of the Press Release is attached as Exhibit 99.1 to this report and is incorporated by reference into this item 8.01.

Item 9.01 Financial Statement and Exhibits.

d) Exhibits

Exhibit
Number	Description
99.1	Press Release

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the agreements and proposed transaction described herein, the anticipated entry into material definitive agreements regarding such transaction, the anticipated completion of due diligence and the potential results thereof, the ability of the Company to obtain the necessary financing to complete the proposed transaction described herein and the ability to obtain required governmental and third party consents, if any, in connection with such proposed transaction. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 filed with the Securities and Exchange Commission on April 15, 2011, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2011

MOUNT KNOWLEDGE HOLDINGS, INC.

By:	/s/ Daniel A. Carr
Daniel A. Carr
President, Chief Executive Officer,
Chief Financial Officer, Treasurer
and Director